Exhibit 23.2

                          CONSENT OF KPMG AUDIT Plc


The Board of Directors
Culligan Water Technologies, Inc.


21 May 1998


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




/s/KPMG Audit Plc
KPMG Audit Plc
Chartered Accountants Registered Auditor
London